UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005

Analex Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5404	71-0869563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5904 Richmond Highway, Suite 300, Alexandria, VA                 22303

                            (Address of principal executive offices)                                                     (Zip Code)

(703) 329-9400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 30, 2005, Analex Corporation (the “Company”) filed with the Secretary of State of the State of Delaware an amendment to each of the Company’s Certificate of Designations of the Series A Convertible Preferred Stock and the Certificate of Designations of the Series B Convertible Preferred Stock. Both amendments were made to revise the definition of “Corporation Option” so as to correct an inconsistency between the two Certificates of Designations and the Purchase Agreement, dated May 28, 2004, by and among the Company and certain purchasers named therein. The amendments were effective as of the date of the filing with the State of Delaware on March 30, 2005.

The Second Amendment to the Certificate of Designations of the Series A Convertible Preferred Stock is attached hereto as Exhibit 3.1 to this Form 8-K report; and the Amendment to Certificate of Designations of the Series B Convertible Preferred Stock is attached hereto as Exhibit 3.2.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit
3.1	Second Amendment to Certificate of Designations, Powers, Preferences and Rights of the Series A Convertible Preferred Stock.

3.2	Amendment to Certificate of Designations, Powers, Preferences and Rights of the Series B Convertible Preferred Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALEX CORPORATION

Date:	April 1, 2005	By:	/s/ Ronald B. Alexander
Ronald B. Alexander Senior Vice President and Chief Financial Officer